UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2013 (January 25, 2013)

ACE MARKETING & PROMOTIONS, INC
(Exact name of registrant as specified in its charter)

New York	000-51160	11-3427886
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

600 OLD COUNTRY ROAD, SUITE 541 GARDEN CITY, NY 11530	11530
(address of principal executive offices)	(zip code)

(516) 256-7766
(registrant’s telephone number, including area code)

Not Applicable
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

Item 4.01. Changes in Registrant’s Certifying Accountant

(1) Previous Independent Auditors :

a.	On January 25, 2013, the Company was informed that our registered independent public accountant, Peter Messineo, CPA, of Palm Harbor Florida (“PM”) declined to stand for re-election. PM has merged his firm into the registered firm of Drake and Klein CPAs PA.

b.	PM's report on the financial statements for the years ended December 31, 2011 and 2010 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to audit scope or accounting.

c.	Our Board of Directors participated in and approved the decision to change independent accountants. Through the period covered by the financial audit for the years ended December 31, 2011 and 2010 and including its review of financial statements of the quarterly periods through September 30, 2012 there have been no disagreements with PM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PM would have caused them to make reference thereto in their report on the financial statements. Through the interim period January 25, 2013 (the date of decline to stand for re-election of the former accountant), there have been no disagreements with PM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PM would have caused them to make reference thereto in their report on the financial statements.

d.	We have authorized PM to respond fully to the inquiries of the successor accountant

e.	During the years ended December 31, 2011 and 2010 and the interim period through December 26, 2012, there have been no reportable events with us as set forth in Item 304(a)(1)(iv) of Regulation S-K.

f.	The Company provided a copy of the foregoing disclosures to PM prior to the date of the filing of this Report and requested that PM furnish it with a letter addressed to the Securities & Exchange Commission stating whether or not it agrees with the statements in this Report. A copy of such letter is filed as Exhibit 16.1 to this Form 8-K.

(2) New Independent Accountants:

a.	On January 25, 2013, the Company engaged DKM Certified Public Accountants of Clearwater, Florida, as its new registered independent public accountant. During the year ended December 31, 2011 and 2010 and prior to January 25, 2013 (the date of the new engagement), we did not consult with DKM regarding (i) the application of accounting principles to a specified transaction, (ii) the type of audit opinion that might be rendered on the Company’s financial statements by DKM, in either case where written or oral advice provided by DKM would be an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issues or (iii) any other matter that was the subject of a disagreement between us and our former auditor or was a reportable event (as described in Items 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K, respectively).

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Item 7.01. Regulation FD Disclosure

On January 28, 2013, the Company issued a press release, a copy of which is appended hereto.

Item 8.01. Other Events

As referenced in the Press Release filed herewith as Exhibit 99.1, the Board of Directors has proposed to change the Company’s name to Applied Marketing Technologies, Inc., subject to the shareholders’ approval at an upcoming shareholder meeting later this year. In addition to the proposed name change, Ace announced the formation of two new wholly-owned subsidiaries to go along with its existing subsidiary, Mobiquity Networks, Inc., each focused on driving new revenue through the commercialization of one or more proprietary technologies developed or acquired by the Company. These two subsidiaries include Venn Media, Inc. and Ace Marketing, Inc. Investors should disregard the typographical error which occurred in the press release pursuant to which we inadvertently referred to the subsidiary name as Ace Marketing Group, Inc.

The first new subsidiary is Ace Marketing, Inc. (AMI), an Integrated Marketing Company focused on marketing process analysis and technology-based growth acceleration strategies. AMI offers Brand Analysis & Development, Website Analysis & Development, Database Analysis & Building, and Integrated Marketing Campaigns using: direct mail, email marketing, mobile marketing, promotional products and other mediums that help its clients connect with their customers and acquire new business. Additionally, Ace Marketing has developed a proprietary back-office business process management platform dubbed “Axxion”. AMI created this platform to ensure efficient business process scalability. Axxion will be the cornerstone of a planned growth strategy focused on acquisition and an aggressive sales team expansion.

The second new subsidiary is Venn Media, created to commercialize a proprietary Web Development Platform (with CMS) engineered to revolutionize the way websites are developed & maintained. The Venn Media platform drastically reduces the programming and coding required to deliver outstanding functionality, and delivers a Content Management System (CMS) that puts the control of content back into the Clients’ hands. More importantly, the Venn CMS allows clients to manage their Branded Merchandise/Company Store, In-House Database, E-mail and SMS Text marketing communication from a single platform. Over 75 projects have already been built and successfully launched on Venn Media’s version 1 platform. Version 2, which is already in development, with advanced social media integration is scheduled to be launched later this year.

The third subsidiary is Mobiquity Networks, a leading provider of hyper-local mobile marketing solutions. Mobiquity is continuing to build one of the nation's largest Proximity Marketing networks. Proximity Marketing is a location-based marketing tool that delivers rich digital content to any Bluetooth or Wi-Fi enabled device within a 300ft radius of a central terminal. Mobiquity’s technology permits delivery to virtually any mobile device and properly formats each message to ensure that every user receives the best possible experience. Results are fully trackable, giving campaigns full performance accountability. Mobiquity offers brands the opportunity to reach millions of consumers with relevant, engaging content that is 100% free to the end user. The Mobiquity network is the largest mall-based network of its kind. It is currently installed in 75 malls across the US, covering each of the top 10 advertising DMA’s, and has the ability to reach approximately 96 million shopping visits per month.

Item 9.01. Financial Statements and Exhibits.

A.     None

B.     Exhibits

NUMBER	EXHIBIT
16.1	Letter from Peter Messineo, CPA, dated January 25, 2013, regarding Change in Certifying Accountant. (Filed herewith.)
99.1	Press Release dated January 28, 2013. (Filed herewith).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ACE MARKETING & PROMOTIONS, INC.

Dated: January 30, 2013	/s/ Dean Julia
Dean Julia
Co-Chief Executive Officer

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